UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2022

Piedmont Office Realty Trust, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-34626

Maryland	58-2328421
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

5565 Glenridge Connector Ste. 450

Atlanta, Georgia 30342

(Address of principal executive offices, including zip code)

(770) 418-8800

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	PDM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 1.01.	Entry into a Material Definitive Agreement

The information set forth under Item 2.03, “Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant” is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

On June 14, 2022, Piedmont Operating Partnership, LP (“Piedmont OP”), a wholly-owned subsidiary of Piedmont Office Realty Trust, Inc. (the “Registrant”), amended and restated its existing $500 Million Unsecured 2018 Line of Credit. As amended and restated, the size of the line of credit has been expanded to $600 million and priced as of closing at the Adjusted Daily Effective Secured Overnight Financing Rate (“SOFR”) Rate plus 85 basis points (the “$600 Million Unsecured 2022 Line of Credit”).

$600 Million Unsecured 2022 Line of Credit

On June 14, 2022, Piedmont OP amended and restated its existing $500 Million Unsecured 2018 Line of Credit. The $500 Million Unsecured 2018 Line of Credit had an initial maturity date of September 30, 2022. As amended and restated, the maturity date of the $600 Million Unsecured 2022 Line of Credit has been extended to June 30, 2026, and Piedmont OP may extend the term for up to one additional year (through two available six-month extensions) provided Piedmont OP is not then in default and all representations and warranties under the $600 million Unsecured 2022 Line of Credit are true and correct in all material respects and upon payment of applicable extension fees. Additionally, under certain terms of the agreement, Piedmont OP may increase the new facility by up to an additional $500 million, to an aggregate size of $1.1 billion, provided that no existing bank has any obligation to participate in such increase. Piedmont OP paid customary arrangement and upfront fees to the lenders in connection with the closing of the new facility.

The $600 Million Unsecured 2022 Line of Credit has the option to bear interest at varying levels (determined with reference to the greater of the credit rating for the Registrant or Piedmont OP) based on the Adjusted Term SOFR Rate, the Adjusted Daily Effective SOFR Rate, or the Base Rate, defined as the greater of the prime rate, the Federal Reserve Bank of New York rate plus 0.5%, or the Adjusted Term SOFR Rate for a one-month period plus 1.0%. The term SOFR loans are available with interest periods selected by Piedmont OP of one, three, or six months. The stated interest rate spread over Adjusted SOFR can vary from 0.725% to 1.40% based upon the greater of the then current credit rating of Registrant or Piedmont OP; provided that, upon achievement of a certain leverage ratio and dependent upon the Registrant or Piedmont OP’s then current credit rating, the applicable margin could be based upon that of the next higher credit rating. As of the closing of the $600 Million Unsecured 2022 Line of Credit, based upon the Registrant’s current BBB (S&P) credit rating, the current stated Adjusted SOFR spread on the loan is 0.85%.

Under the $600 Million Unsecured 2022 Line of Credit, Piedmont OP is subject to certain financial covenants that require, among other things, the maintenance of an unencumbered interest coverage ratio of at least 1.75, an unencumbered leverage ratio of at least 1.60, a fixed charge coverage ratio of at least 1.50, a net leverage ratio of no more than 0.60, and a secured net debt ratio of no more than 0.40.

The foregoing does not purport to be a complete description of the terms of the $600 Million Unsecured 2022 Line of Credit and is qualified in its entirety by reference to the $600 Million Unsecured 2022 Line of Credit agreement, which is attached as Exhibit 10.1 hereto.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits:

Exhibit No.	Description

10.1	Amended and Restated Revolving Credit Agreement, dated as of June 14, 2022, by and among Piedmont Operating Partnership, LP, as Borrower, Piedmont Office Realty Trust, Inc., as Parent, JPMorgan Chase Bank, N.A., Truist Securities, Inc., U.S. Bank National Association, PNC Capital Markets LLC and Wells Fargo Securities, LLC., as Joint Lead Arrangers, JPMorgan Chase Bank, N.A., as Administrative Agent, Truist Bank, U.S. Bank National Association, PNC Bank, National Association, and Wells Fargo Bank, N.A. as Syndication Agents, and the other financial institutions initially signatory thereto and their assignees

104	Cover page Interactive data file (embedded with in the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Piedmont Office Realty Trust, Inc.

Date: June 15, 2022	By:	/s/ Robert E. Bowers
Robert E. Bowers
Chief Financial Officer and Executive Vice President